Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4/A of Archimedes Tech SPAC Partners Co. of our audit report dated September 24, 2021, relating to the consolidated financial statements of SoundHound, Inc. for the year ended December 31, 2020, which report appears in this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Armanino LLP
Armanino LLP
San Jose, California

February 14, 2022